The portions of this Exhibit for which confidential treatment has been requested are marked by brackets ([ ]). In addition, an asterisk (*) appears in the right hand margin of each paragraph in which confidential information is included.


                          TT&C EARTH STATION AGREEMENT




                                     between




                            ORION ASIA PACIFIC CORP.



                                       and



                                   DACOM CORP.







                            Dated: November 11, 1996


                                Table of Contents
                                -----------------


                                                                                                          Page
ARTICLE 1.           FUNCTIONS TO BE PERFORMED BY THE TT&C
                     EARTH STATION.................................................................           1


         1.1.        Purpose of the TT&C Earth Station  ...........................................           1
         1.2.        Particular Functions of the TT&C Earth Station  ..............................           1
         1.3.        Future Modification of Functions  ............................................           1

ARTICLE 2.           SITE SELECTION   .............................................................           2

         2.1.        Site Selection  ..............................................................           2
         2.2.        Government Approvals  ........................................................           2
         2.3.        Land Acquisition  ............................................................           2
         2.4.        Termination if Steps Not Taken  ..............................................           2

ARTICLE 3.           CONSTRUCTION; ANTENNA   ......................................................           2

         3.1.        General  .....................................................................           2
         3.2.        The Antenna  .................................................................           3

ARTICLE 4.           TT&C EQUIPMENT   .............................................................           3

         4.1.        Supply of TT&C Equipment  ....................................................           3
         4.2.        Shipments; Duties  ...........................................................           3
         4.3.        Spares, Tooling, Supplies, etc.  .............................................           4
         4.4.        Title to TT&C Equipment  .....................................................           4

ARTICLE 5.           TESTING   ....................................................................           4

         5.1.        TT&C Equipment Testing and Acceptance  .......................................           4
         5.2.        Antenna Testing and Acceptance  ..............................................           4
         5.3.        TT&C Earth Station Testing and Acceptance  ...................................           5
         5.4.        Periodic Testing  ............................................................           5

ARTICLE 6.           PERSONNEL   ..................................................................           5

         6.1.        DACOM Personnel  .............................................................           5
         6.2.        Training  ....................................................................           6
         6.3.        Initial Advisory Supervision and On-Site Training  ...........................           6
         6.4.        Confidentiality Agreements  ..................................................           6

ARTICLE 7.           OPERATION OF THE TT&C EARTH STATION   ........................................           6

         7.1.        Operations  ..................................................................           6
         7.2.        Personnel; Utilities and Supplies; Security; etc.  ...........................           7
         7.3.        Maintenance and Repair  ......................................................           7
         7.4.        Destruction of the TT&C Earth Station  .......................................           8

                                       i




ARTICLE 8.           REPORTS AND DOCUMENTATION   ..................................................           8

         8.1.        Summaries  ...................................................................           8
         8.2.        Logs  ........................................................................           9
         8.3.        Regular Periodic Reports  ....................................................           9
         8.4.        Special Reports of Anomalous Events  .........................................           9
         8.5.        Format of Logs and Reports  ..................................................           9

ARTICLE 9.           CHARGES; PAYMENTS    .........................................................           9

         9.1.        Charges  .....................................................................           9
         9.2.        Payments, Taxes and Bank Charges   ...........................................          10
         9.3.        Time of Payment  .............................................................          10
         9.4.        Interest  ....................................................................          11

ARTICLE 10.          TERM; TERMINATION   ..........................................................          11

         10.1.       Term  ........................................................................          11
         10.2.       Termination  .................................................................          11
         10.3.       Payment of Charges  ..........................................................          11
         10.4.       Certain Provisions Survive Termination  ......................................          11
         10.5.       Option to Purchase or Lease the Site and the TT&C
                     Earth Station upon Termination  ..............................................          12
         10.6.       Subsequent Modification or Expansion  ........................................          12

ARTICLE 11.          FORCE MAJEURE   ..............................................................          12

ARTICLE 12.          GOVERNMENTAL APPROVALS   .....................................................          13

         12.1.       Korean Government Approvals  .................................................          13
         12.2.       United States Government Approvals  ..........................................          13

ARTICLE 13.          RISK   .......................................................................          13

         13.1.       Risk of Loss  ................................................................          13
         13.2.       Insurance  ...................................................................          13

ARTICLE 14.          INDEMNIFICATION; DAMAGES   ...................................................          14

         14.1.       Indemnification  .............................................................          14
         14.2.       Consequential Damages  .......................................................          14
         14.3.       Procedure for Indemnification  ...............................................          14

ARTICLE 15.          CONFIDENTIALITY   ............................................................          15

         15.1.       Confidentiality  .............................................................          15
         15.2.       Confidentiality Agreements  ..................................................          15

ARTICLE 16.          ASSIGNMENT   .................................................................          16

         16.1.       Succession and Assignment  ...................................................          16
         16.2.       Change of Control  ...........................................................          16


                                       ii

ARTICLE 17.          REPRESENTATIONS AND WARRANTIES OF ORION   ....................................          16

         17.1.       Representation and Warranties  ...............................................          16
         17.2.       Exclusion of Warranties  .....................................................          17

ARTICLE 18.          REPRESENTATIONS AND WARRANTIES OF DACOM  .....................................          17

         18.1.       Incorporation, Power, etc.  ..................................................          17
         18.2.       Due Authorization of Agreement; No Conflict with
                     Other Instruments  ...........................................................          17
         18.3.       Government Regulation  .......................................................          17
         18.4.       Exclusion of Warranties  .....................................................          17


ARTICLE 19.          MISCELLANEOUS   ..............................................................          18

         19.1.       Further Assurances  ..........................................................          18
         19.2.       Taxes and Expenses  ..........................................................          18
         19.3.       Press Releases and Public Announcements  .....................................          18
         19.4.       Notices  .....................................................................          18
         19.5.       No Third-Party Beneficiaries  ................................................          19
         19.6.       Governing Law; Arbitration  ..................................................          19
         19.7.       Amendments and Waivers  ......................................................          19
         19.8.       Matters of Construction, Interpretation and the Like  ........................          20

ARTICLE 20.          DEFINITIONS   ................................................................          20



EXHIBIT A            FUNCTIONS TO BE PERFORMED BY THE TT&C EARTH STATION

EXHIBIT B            CONSTRUCTION SPECIFICATIONS FOR THE TT&C EARTH STATION

EXHIBIT C1            ANTENNA SPECIFICATIONS

EXHIBIT C2           RF/IF REQUIREMENTS INCLUDING TEST TRANSLATOR

EXHIBIT D            TT&C EQUIPMENT

EXHIBIT E            TESTING

EXHIBIT F            INITIAL JOB SPECIFICATIONS, NUMBER OF PERSONNEL AND QUALIFICATIONS

EXHIBIT G            FORM OF CONFIDENTIALITY AGREEMENT

EXHIBIT H            CONSTRUCTION CHARGES


                          TT&C EARTH STATION AGREEMENT
                          ----------------------------


                  This TT&C EARTH STATION AGREEMENT, dated as of November 11, 1996 by and between ORION ASIA PACIFIC CORP., a corporation organized and existing under the laws of Delaware, U.S.A. ("Orion"), and DACOM CORP., a corporation organized and existing under the laws of Korea ("DACOM"),


                              W I T N E S S E T H:

                  WHEREAS, Orion intends to establish in Korea a facility for the transmission of tracking telemetry and command signals to the Orion 3 Satellite ("Orion 3") and under certain circumstances, to a replacement satellite and/or a successor satellite (collectively, the "Satellite"); and

                  WHEREAS, DACOM wishes to establish and operate in Korea one of the facilities for the transmission to the Satellite of tracking, telemetry and command signals generated by Orion (the "TT&C Earth Station"), and Orion is willing to have the backup TT&C Earth Station located in Korea and operated by DACOM, upon the terms and conditions contained in this Agreement.

                  Certain terms used herein are defined in Article 20.

                  NOW,  THEREFORE,  in  consideration  of  the  foregoing,   and
intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE 1.

               FUNCTIONS TO BE PERFORMED BY THE TT&C EARTH STATION
               ---------------------------------------------------


         1.1. Purpose of the TT&C Earth Station. The TT&C Earth Station is to be constructed and operated pursuant to this Agreement to transmit to the Satellite and receive from the Satellite electronic signals for the tracking, telemetry and command ("TT&C") of the Satellite, including stationkeeping, attitude control and other satellite maintenance and switching functions as shall be necessary to operate the Satellite and the transponders and other equipment thereon as contemplated by the Joint Investment Agreement and the various other agreements with users of the Satellite and of such transponders and other equipment, and to receive signals from the Satellite relating to the Satellite's condition and operations. The TT&C Earth Station is to be operational for such purpose on a twenty-four hours per day, seven days per week, fifty-two weeks per year basis from the TT&C Acceptance Date until the end of the Term of this Agreement.


         1.2. Particular Functions of the TT&C Earth Station. On the TT&C Acceptance Date, the TT&C Earth Station and the personnel operating the TT&C Earth Station, including CSM Operations, are to be capable of performing the functions summarized in Exhibit A hereto, in accordance with the standards contained therein.

         1.3. Future Modification of Functions. Orion and DACOM recognize that during the Term of this Agreement, it may become necessary or appropriate to modify or supplement the functions summarized in Exhibit A hereto in order to take account of changed conditions or new technology. If Orion concludes that such a modification or supplementation has become necessary or appropriate, Orion shall so notify DACOM at least 60 days before the date when such modification or supplementation is to be implemented. Orion and DACOM shall cooperate in effecting each such modification or supplementation, upon the terms provided in this Agreement for the original construction, equipping and operation of the TT&C Earth Station, or upon such other terms as Orion and DACOM may agree.


                                   ARTICLE 2.

                                 SITE SELECTION
                                 --------------

         2.1. Site Selection. The TT&C Earth Station shall be located at such place in ______ as shall be selected by DACOM, after consultation with Orion and with Orion's consent, which shall not be unreasonably withheld. It is anticipated that the site will be co-located with other similar DACOM satellite operations. Orion's consent shall be based upon technical factors such as the quality of the signals to be received by the Satellite from the Site, the availability of support services at the Site (such as reliable uninterruptible primary and backup electric power, water, heat, waste disposal, personnel, security services and the like), the availability of adequate and reliable communications and transportation to and from the Site, freedom from electromagnetic interference, and similar factors. Initial selection of the Site shall be made by DACOM as soon as practicable after execution and delivery of this Agreement.

         2.2. Governmental Approvals. DACOM shall be responsible for obtaining all necessary governmental approvals from the government of _____, and from all other Governmental Bodies within Korea having jurisdiction, with respect to all aspects of the selection of the Site, the purchase or lease of real estate, the construction and equipping of the TT&C Earth Station, and the operation of the TT&C Earth Station, pursuant to this Agreement.

         2.3. Land Acquisition. DACOM shall either purchase or lease sufficient land for the construction and operation of the TT&C Earth Station pursuant to this Agreement; provided, however, that the total purchase price for such land or the aggregate lease payments for the entire term of the lease, as the case may be, shall not exceed ________________________________________________. If the land is purchased or leased by DACOM, DACOM shall make the land available for uses contemplated herein and for the Term of this Agreement.

         2.4. Termination if Steps Not Taken. If by June 30, 1997, (i) the Site has not been selected by DACOM and consented to by Orion pursuant to Section 2.1, or (ii) the land for the TT&C Earth Station has not been purchased or leased pursuant to Section 2.3, then Orion may terminate this Agreement upon notice to DACOM given not more than 60 days after June 30, 1997.

                                   ARTICLE 3.

                              CONSTRUCTION; ANTENNA
                              ---------------------

         3.1. General. As soon as practicable after full compliance with Article 2, DACOM shall cause the Site to be prepared for construction and operation of the TT&C Earth Station (including ground preparation and construction of foundations for the Antenna and the other TT&C Equipment), shall cause the buildings to be located on the Site to be constructed, erected, equipped and supplied with all necessary utilities and other services, and shall cause all equipment (except equipment to be supplied by Orion pursuant to Article 4) to be constructed and installed at the Site, all in accordance with the Construction Specifications attached hereto as Exhibit B, and all at the expense of DACOM except as provided in Section 3.2. Orion shall have the right, upon its request to DACOM, to inspect all civil, mechanical and electrical engineering and construction contracts, and all other contracts, with third parties relating to such construction, erection, equipping, supply and installation, as well as all site layout plans and detailed mechanical and electrical drawings related to the TT&C Earth Station. If such contracts, plans and drawings are not reasonably satisfactory to Orion, DACOM shall cause such contracts, plans and drawings to be modified to Orion's reasonable satisfaction. Orion shall have the right at any time with prior notification, at Orion's expense, to have personnel designated by Orion supervise, inspect and test any and all aspects of such construction, erection, equipping, supply and installation related to the TT&C Earth Station.


         3.2. The  Antenna.  In  coordination  with its  activities  pursuant to
Section 3.1, DACOM shall purchase, construct, install and erect an antenna and related systems and equipment to the interface point in accordance with the Antenna Specifications attached hereto as Exhibit C, and having the capabilities specified in Exhibit C. Orion shall have the right, upon its request to DACOM, to inspect all civil, mechanical and electrical engineering and construction contracts, and all other contracts, with third parties relating to such purchase, construction, installation and erection, as well as all site layout plans and detailed mechanical and electrical drawings. If such contracts, plans and drawings are not reasonably satisfactory to Orion, DACOM shall cause such contracts, plans and drawings to be modified to Orion's reasonable satisfaction. Orion shall have the right at any time, at Orion's expense, to have personnel designated by Orion supervise, inspect and test any and all aspects of such construction, installation and erection. Construction, installation and erection of the Antenna shall be completed by DACOM by such date as will permit acceptance of the Antenna to occur on or prior to April 30, 1998, or as to be agreed at the Final Design Review, as specified in Section 5.2 of this Agreement.



                                   ARTICLE 4.

                                 TT&C EQUIPMENT
                                 --------------

         4.1. Supply of TT&C Equipment. Orion shall cause to be delivered to the Site and installed the equipment specified in Exhibit D hereto (the "TT&C Equipment"). Exhibit D may be modified or supplemented by Orion in any respect at any time before the TT&C Acceptance Date, if in Orion's reasonable judgment such modification or supplementation is necessary or appropriate for the efficient and profitable operation of the Satellite. Orion shall notify DACOM of any such modification or supplementation. DACOM and its contractors and agents shall cooperate with Orion in such installation, at the expense of DACOM. Orion shall use its best efforts to cause the TT&C Equipment to be shipped and installed at times which coordinate with DACOM's construction schedule at the Site. The TT&C Equipment shall be assembled in the United States, unless otherwise agreed between Orion and DACOM.

          4.2. Shipments; Duties. Orion shall be responsible for shipment of the TT&C Equipment to the Site, by such means as Orion may choose. DACOM shall, upon Orion's request, prepay all import duties and taxes, port charges, property taxes and similar governmental levies imposed upon Orion in connection with such shipment and the installation and use of the TT&C Equipment at the Site. If such import taxes, duties and similar fees are prepaid by DACOM at the request of Orion, Orion shall reimburse DACOM in full for such prepayment within 30 days after receipt of an invoice from DACOM detailing the amounts prepaid. DACOM shall use reasonable efforts to expedite customs clearance of the TT&C Equipment and to minimize import and other duties, taxes, fees and costs imposed in connection with the shipment, installation and use of the TT&C Equipment at the Site.

         4.3. Spares, Tooling, Supplies, etc. From time to time Orion shall cause to be delivered to the Site, and installed if appropriate, such spare and replacement equipment, tooling and supplies for the TT&C Equipment as in Orion's judgment is necessary or appropriate for the operation of the TT&C Equipment as contemplated by this Agreement.

         4.4. Title to TT&C Equipment. All TT&C Equipment delivered to the Site pursuant to this Article 4, or otherwise obtained by Orion for the purposes of this Agreement, shall be and remain the property of Orion, and DACOM shall have no interest therein. Orion may sell, lease, mortgage, impose a Lien on or otherwise deal with or dispose of any or all TT&C Equipment at any time or from time to time, so long as such TT&C Equipment at the Site remains available to perform its functions as contemplated by this Agreement. During the Term, Orion shall have the right, at any time or from time to time, to remove any TT&C Equipment which is no longer needed at the Site for purposes of this Agreement. At the end of the Term, Orion shall have the right, at any time or from time to time within 180 days after the end of the Term, to remove or cause to be removed any or all of the TT&C Equipment then at the Site. If any of such TT&C Equipment is not so removed within such 180-day period, such TT&C Equipment shall be deemed to have been abandoned by Orion.


                                   ARTICLE 5.

                                    TESTING
                                    -------

         5.1. TT&C Equipment Testing and Acceptance. Prior to the shipment of the TT&C Equipment to the Site, Orion shall perform or cause the equipment manufacturers to perform testing to determine whether the TT&C Equipment is capable of performing the functions summarized in Exhibit A hereto. Such testing of the TT&C Equipment shall be in accordance with the Acceptance Test Plan contained in Exhibit E hereto. Within 30 days following the conclusion of such testing, Orion shall furnish to DACOM results of the test data in Orion's possession relating to the TT&C Equipment in a format consistent with the Acceptance Test Plan. At the conclusion of such testing and following the review of such test data by DACOM and Orion, if any of the TT&C Equipment is not capable of performing the functions summarized in Exhibit A hereto in all material respects, Orion shall use reasonable efforts to correct the deficiencies in the TT&C Equipment. Acceptance of the TT&C Equipment for purposes of the performance of services under Article 7 shall occur upon successful completion of the testing described in this Section 5.1, which shall be acknowledged by DACOM and Orion in writing upon completion.

         5.2 Antenna Testing and Acceptance. At a time prior to the TT&C Acceptance Date which is mutually agreeable to Orion and DACOM, Orion and DACOM shall cooperate in performing testing of the Antenna to determine whether the Antenna is capable of performing the functions summarized in Exhibit A hereto. Such testing of the Antenna shall be in accordance with the Acceptance Test Plan contained in Exhibit E hereto. At the conclusion of such testing and following the review of such test data by DACOM and Orion, if the Antenna is not capable of performing the functions summarized in Exhibit A hereto in all material respects, DACOM shall use reasonable efforts to correct the deficiencies in the Antenna. Acceptance of the

Antenna for purposes of the performance of services under Article 7 shall occur upon successful completion of the testing described in this Section 5.2, which shall be acknowledged by DACOM and Orion in writing at the Site upon completion (the "Antenna Acceptance Date"); provided, however, that such acceptance shall occur no later than April 30, 1998 or as determined at the Final Design Review.

         5.3. TT&C Earth Station Testing and Acceptance. Following the testing and acceptance of the TT&C Equipment pursuant to Section 5.1 and the testing and acceptance of the Antenna pursuant to Section 5.2, Orion and DACOM shall cooperate in performing testing of the TT&C Earth Station to determine whether the TT&C Earth Station is capable of commencing operations in accordance with the Acceptance Test Plan contained in Exhibit E. Upon successful completion of such testing, Orion shall notify DACOM that the TT&C Earth Station is ready for operation as contemplated by Article 1. Unless DACOM objects to such notice, by notice to Orion given within 5 days after such notice to DACOM, DACOM shall be deemed to have accepted the TT&C Earth Station as of the date of such notice from Orion to DACOM. If DACOM does give notice of such objection, DACOM and Orion shall negotiate in good faith to reach agreement on remedial measures, if any, to meet DACOM's objection, and if DACOM and Orion are unable to reach such agreement within 90 days after such notice by DACOM, this Agreement may be terminated by DACOM or Orion after the end of such 90-day period. The TT&C Acceptance Date shall be the date of such notice from Orion to DACOM or, if DACOM objects to such notice, shall be the date when DACOM and Orion reach agreement on any remedial measures and such measures are completed as contemplated by this Section 5.3. If the TT&C Acceptance Date does not occur on or before September 30, 1998, either Orion or DACOM may terminate this Agreement by notice given by the terminating party to the other party within 60 days after September 30, 1998.


         5.4. Periodic Testing. After the TT&C Acceptance Date and during the Term, DACOM and/or Orion shall perform such tests of the TT&C Earth Station and the TT&C Equipment as are specified in Exhibit E hereto, at the times specified in said Exhibit E. Exhibit E may be modified or supplemented by Orion in any respect at any time during the Term, if in Orion's reasonable judgment such modification or supplementation is necessary or appropriate. Orion shall notify DACOM of any such modification or supplementation.


                                   ARTICLE 6.

                                    PERSONNEL
                                    ---------

         6.1. DACOM Personnel. All personnel necessary or appropriate for the operation and maintenance of the TT&C Earth Station throughout the Term shall be supplied by DACOM, at the expense of DACOM. Such personnel may be employees or agents of DACOM or independent contractors. The number and qualifications of such personnel shall at least meet the job descriptions and other standards set forth in Exhibit F hereto. In addition, at all times during the Term, DACOM shall provide sufficient on-site personnel at the TT&C Earth Station who are fluent in English. Exhibit F may be modified or supplemented by Orion in any respect at any time during the Term, if in Orion's reasonable judgment such modification or supplementation is necessary or appropriate for the efficient and profitable operation of the Satellite. Orion shall notify DACOM of any such modification or supplementation. The technical abilities and job performance of such personnel shall be reasonably satisfactory to Orion, and if Orion notifies DACOM with appropriate justification that any of such personnel are not satisfactory, DACOM shall promptly replace such personnel or take other appropriate action satisfactory to Orion. However, none of such personnel shall be deemed to be employees of Orion, and neither DACOM nor Orion shall take any action pursuant to this Agreement which might result in such personnel being treated as employees of Orion for tax, liability or any other purposes.


         6.2. Training. At the request and at the expense of DACOM, Orion will cause up to 5 persons designated by DACOM to receive training by Orion's qualified personnel in such matters relating to the operation of the TT&C Earth Station as DACOM may request and Orion may deem appropriate. Each such training session shall take place prior to the TT&C Acceptance Date during normal business hours at the facilities in Rockville, Maryland, U.S.A., of Orion Network Systems, Inc., or at such other facilities in the United States as Orion may designate by notice to DACOM. The substance and duration of such training shall be within the complete discretion of Orion, and the formal training period for any individual shall be up to 4 weeks. Training material shall be provided prior to commencement of training. Orion shall not impose any charge for such training, but DACOM shall be responsible for the transportation, housing, maintenance and other support of such persons in connection with such training, and DACOM shall be responsible for any approvals of Governmental Bodies within the United States required for such persons to enter and remain in the United States for such training. In each year after the TT&C Acceptance Date, at the request of DACOM, Orion will cause up to 2 persons designated by DACOM to receive similar training, upon the same terms and conditions.


         6.3. Initial Advisory Supervision and On-Site Training. During the period commencing 30 days before the TT&C Acceptance Date and ending 120 days after the TT&C Acceptance Date, Orion shall supply such numbers of qualified technical or supervisory personnel as Orion may deem necessary or appropriate to advise and train DACOM personnel concerning the start-up and initial operation of the TT&C Earth Station. Such Orion personnel shall be available at the Site at such times as DACOM or Orion deems appropriate. DACOM shall reimburse Orion for the cost of local transportation, housing including adequate hotel room or apartment, maintenance and other support of such personnel in connection with such activities, and DACOM shall be responsible for any approvals by Governmental Bodies in Korea required for such persons to enter and remain in Korea for such activities. DACOM shall not be responsible for costs of Orion personnel associated with in-orbit testing.

         6.4. Confidentiality Agreements. Each person who receives training pursuant to Section 6.2 shall, prior to the beginning of such training, execute and deliver to Orion a confidentiality agreement in the form of Exhibit G hereto.


                                   ARTICLE 7.

                       OPERATION OF THE TT&C EARTH STATION
                       -----------------------------------

         7.1. Operations. DACOM shall operate the TT&C Earth Station after the TT&C Acceptance Date and at all times during the Term of this Agreement, on a twenty-four hours per day, seven days per week, fifty-two weeks per year basis, in such a manner that TT&C commands generated by Orion at other facilities and transmitted to the TT&C Earth Station by such electronic or other means as Orion may choose from time to time, will be transmitted to the Satellite as and when directed by Orion, and that signals from the Satellite relating to the Satellite's condition and operations will be received by the TT&C Earth Station and transmitted by the TT&C Earth Station to

Orion. DACOM shall not transmit any other signals to the Satellite, except as specifically directed by Orion. Such commands by Orion may be encrypted in whole or in part, and DACOM shall not de-encrypt any such encrypted commands or signals except as specifically authorized by Orion. Orion may interrupt, suspend or cease transmitting such commands or signals to the TT&C Earth Station at any time and for any reason deemed sufficient by Orion in Orion's sole discretion. DACOM hereby covenants and agrees, for itself and its employees, agents and independent contractors, to operate the TT&C Earth Station, at all times during the Term, in a workmanlike manner and in accordance with (a) generally accepted worldwide industry standards for the operation of such TT&C stations, and (b) any directions given by Orion from time to time with respect to such matters.

         7.2.     Personnel; Utilities and Supplies; Security; etc.

                  (a) Personnel. DACOM shall have sufficient trained and capable personnel at the TT&C Earth Station at all times, and/or available on call near the TT&C Earth Station, to operate the TT&C Earth Station pursuant to Sections
6.1 and 7.1 and to carry out the other functions required of DACOM pursuant to this Article 7. At all times, the on-site personnel provided by DACOM shall include trained and capable personnel who are fluent in the English language. If in Orion's judgment the number or capabilities of such personnel are inadequate with appropriate justification, immediately upon notice from Orion to that effect DACOM shall provide such additional trained and capable personnel at the Site as Orion may request.

                  (b) Utilities and Services. DACOM shall cause the TT&C Earth Station to be supplied with adequate light, heat, air conditioning and other climate control, uninterruptible primary and backup electric power, fire alarms and fire protection, spare equipment, tools, supplies and other services and materials necessary or appropriate in the judgment of Orion for the safe and efficient operation of the TT&C Earth Station pursuant to this Agreement.

                  (c) Security. DACOM shall install and maintain such security devices at the Site of the TT&C Earth Station, and provide such guards and other security measures, as may be necessary or appropriate in the judgment of Orion to prevent unauthorized entry onto the Site and to maintain the confidentiality of all technological information concerning the design, construction, installation and operation of the TT&C Equipment, the commands and other signals sent to and from the TT&C Earth Station and all other Confidential Information.

                  (d) Visitation Rights. Orion with prior notification to DACOM may at any time, at Orion's expense, send persons designated by Orion to the Site to observe the operation of the TT&C Earth Station, inspect and test the TT&C Equipment, and consult with TT&C personnel at the TT&C Earth Station or elsewhere. DACOM shall cooperate fully with such persons.

         7.3.     Maintenance and Repair.

                  (a) Regular Maintenance and Routine Repairs. DACOM shall perform such periodic maintenance and routine repairs of the TT&C Earth Station, including the TT&C Equipment, as may be necessary or appropriate to cause the TT&C Earth Station and the TT&C Equipment to remain in good operating condition, reasonable wear and tear excepted. DACOM shall follow any instructions given by Orion with respect to such periodic maintenance and routine repairs. If all or part of the TT&C Equipment will be maintained and/or serviced pursuant to a contract between Orion and the manufacturer and/or supplier of such equipment, Orion shall bear all expenses in connection with such maintenance or service contract. DACOM shall permit authorized representatives of such manufacturer and/or supplier to have access to the TT&C Earth Station for the purpose of performing maintenance and/or repairs to the TT&C Equipment.

                  (b) Malfunctions and Breakdowns. If either party learns that any portion of the TT&C Earth Station, or any portion of the TT&C Equipment, has ceased to operate, or may soon cease to operate, in the manner contemplated by this Agreement, or that for any reason the TT&C Earth Station or the TT&C Equipment is no longer able, or may soon be unable, to receive commands from Orion and transmit such commands to the Satellite and receive signals from the Satellite and transmit such signals to Orion, as contemplated by Section 7.1, the party learning of such condition shall immediately notify the other party thereof, by telephonic or electronic communication. In that event (except as provided in Section 7.4) DACOM shall take such remedial action as Orion shall specify, and shall take no other action (except emergency action, if necessary) to remedy such condition. If such condition requires modifications to the TT&C Equipment or replacement of any TT&C Equipment and such replacement TT&C Equipment is not available at the Site, Orion shall use its best efforts (except as provided in Section 7.4) to cause such replacement TT&C Equipment to be delivered to the Site as soon as possible, and shall supply such technical personnel to the Site as may be necessary, in Orion's judgment, to make such modification or install such replacement TT&C Equipment.


                  (c) Test Equipment and Spares. Orion shall provide the following test equipment as a minimum for general operation and maintenance purpose:


                  -----------------------

                  -----------------------


                  -----------------------

                  -----------------------

Orion also shall provide necessary spares for _____ and ________ equipment such as manufacturers recommended spares for normal operations. During initial operation, manufacturers warranties will be utilized for maintenance and calibration.


         7.4. Destruction of the TT&C Earth Station. If the TT&C Earth Station is destroyed, or is so damaged that it cannot reasonably be repaired within a reasonable time, by accident or natural catastrophe or by any other cause whatsoever, either Orion or DACOM may terminate this Agreement within 90 days after such destruction or damage. Each party may carry such insurance against such damage or destruction as such party chooses, in the sole discretion of such party, subject, however, to the provisions of Section 13.2.


                                   ARTICLE 8.

                            REPORTS AND DOCUMENTATION
                            -------------------------

         8.1. Summaries. DACOM shall provide a summary, in English, of all reports, procedures, including Antenna test plans and instruction manuals, and other appropriate documentation with respect to the Antenna construction and operation of the TT&C facility.

         8.2. Logs. DACOM shall keep daily operations logs in the English language recording such data as Orion may request from time to time concerning the use, maintenance, repair and replacement of TT&C Equipment and the operations of the TT&C Earth Station. Such logs shall be available at all times for inspection by Orion, and at the request of Orion DACOM shall make copies of such logs or portions thereof and supply such copies to Orion.

         8.3. Regular Periodic Reports. At least once a month during the Term, DACOM shall give Orion a written report summarizing the operations of the TT&C Earth Station during the previous month, and containing such other information concerning the TT&C Earth Station and the TT&C Equipment as Orion may request from time to time. Such reports shall be in the English language and in such format, and with such accompanying data and detail, as Orion may request from time to time.

         8.4. Special Reports of Anomalous Events. If the operations of the TT&C Earth Station are interrupted, or if any of the TT&C Equipment or the Antenna malfunctions in any material respect or is damaged or destroyed, or if any other unusual event occurs which Orion notifies DACOM should be the subject of a special report, DACOM shall give Orion a written report thereof containing such other information concerning the TT&C Earth Station and the TT&C Equipment as Orion may request from time to time. Such reports shall be given to Orion as soon as practicable after the event being reported, and shall be in the English language and in such format, and with such accompanying data and detail, as Orion may request from time to time.

         8.5. Format of Logs and Reports. All logs and reports provided for by this Article 8 may be prepared and/or kept by DACOM in either a paper or electronic format. If such logs and reports are prepared and/or kept by DACOM electronically, back-up copies of such logs and reports also must be prepared and/or kept.


                                   ARTICLE 9.

                                CHARGES; PAYMENTS
                                -----------------

         9.1.     Charges.  DACOM and Orion shall pay the following Charges:


                  (a) Land Acquisition Charges. Orion shall reimburse DACOM for the amount paid by DACOM to third parties who are not Affiliates of DACOM to purchase or lease the land for the Site pursuant to Section 2.3, provided that the total amount of such reimbursement shall not exceed Two-Thousand and Five-Hundred United States Dollars ($2,500 USD). If such land is purchased, ____________ of such land acquisition Charges shall be paid by Orion to DACOM on the Antenna Acceptance Date. The remaining ______________ of such land acquisition charges shall be paid by Orion to DACOM on the TT&C Acceptance Date. If the land is leased, Orion shall pay to DACOM on the Antenna Acceptance Date, _________________ of the aggregate amount of all lease payments theretofore paid by DACOM. During the period between the Antenna Acceptance Date and the TT&C Acceptance Date, Orion shall pay to DACOM ________________ of the aggregate amount of all lease payments paid by DACOM during such period within 15 days after Orion receives appropriate invoices for such Charges. The remaining ______________ of the aggregate lease payments paid by DACOM prior to the TT&C Acceptance Date shall be paid by Orion to DACOM on the TT&C Acceptance Date. Orion shall reimburse DACOM for _______________________ of all lease payments for such land made by DACOM for periods after the TT&C Acceptance Date and through the end of the Term of this Agreement, within 15 days after Orion receives appropriate invoices for such Charges. If and when requested by Orion, DACOM shall provide Orion with evidence of the payment of such amounts by DACOM.

                  (b) Construction Charges. Orion shall reimburse DACOM, subject to Section 4.2, for the amount paid by DACOM to third parties who are not Affiliates of DACOM to construct the TT&C Earth Station (which without Orion's consent shall not exceed $50,000 USD) pursuant to Article 3, provided that (i) no such reimbursement shall be payable with respect to portions of the TT&C Earth Station which are not necessary for the installation of the TT&C Equipment and the Antenna, as specified in Exhibit H hereto, and (ii) such reimbursement shall not exceed the total amount, and the amount per component or portion of the TT&C Earth Station, specified in Exhibit H hereto. If and when requested by Orion, DACOM shall provide Orion with such invoices and other evidence of the payment of such amounts by DACOM. The construction Charges payable by Orion to DACOM pursuant to this Section 9.1(b) shall be payable within 15 days after Orion receives appropriate invoices from DACOM for such charges, but in no event shall such invoices be payable before the TT&C Acceptance Date.


                  (c) Antenna Charges.  Orion shall reimburse DACOM,  subject to
Section 4.2, for the actual amount paid by DACOM to third parties who are not Affiliates of DACOM to purchase, construct and install the Antenna pursuant to
Article 3. The payment for the antenna subsystem described in Exhibit C1 shall be a fixed amount at ____________. The payment for the RF/IF equipment and IFLs, including shipping, installation, testing, taxes and other levies, shall be reimbursed on the actual cost basis, but it shall not exceed ______________________________________________ ________. If and when requested by Orion, DACOM shall provide Orion with such invoices and other evidence of the payment of such amounts by DACOM. _______ ___________ of the Antenna Charges payable by Orion to DACOM pursuant to this Section 9.1(c) shall be payable on the Antenna Acceptance Date. The remaining ____ ___________ of the Antenna Charges payable by Orion to DACOM shall be payable on the TT&C Acceptance Date.


                  (d) No Charge. All DACOM personnel and TT&C services shall be provided by DACOM to Orion without charge, except as expressly set forth herein.

         9.2. Payments, Taxes and Bank Charges. All payments due to Orion or DACOM hereunder shall be made in United States Dollars by telegraphic transfer of immediately available funds to a bank account designated by Orion to DACOM from time to time, in the case of payments to Orion, or by DACOM to Orion from time to time, in the case of payments to DACOM, net of any bank fees, duties, taxes (withholding or otherwise) or similar charges that may be imposed by such banks or by any Governmental Bodies within Korea or the United States or any other nation.

         9.3. Time of Payment. Each party shall be deemed to have received payment from the other party at the time the payment is received by the designated bank of the party to receive such payment. Each party acknowledges and agrees that any failure by it to pay any amount due to the other party hereunder within 10 days of receipt of a notice from such other party that such payment is due shall constitute a material breach of this Agreement.

         9.4. Interest. If any amount payable by either party hereunder is not received when due, such amount shall bear interest until paid at the rate of eighteen percent (18%) per annum, calculated daily.

                                   ARTICLE 10.

                                TERM; TERMINATION
                                -----------------

         10.1. Term. This Agreement shall be effective as of the date hereof, and shall terminate effective as of the expiration of the Term under the Joint Investment Agreement, except as otherwise provided in Sections 2.4, 5.3, 7.4, 10.2(a), 10.2(b), 10.2(c) and 10.2(d).

         10.2. Termination. In addition to the termination rights of the parties specified in Sections 2.4, 5.3 and 7.4:

                  (a) End of Joint Investment Agreement. If and when the Term of the Joint Investment Agreement ends, Orion or DACOM may terminate this Agreement at any time thereafter upon at least 6 months notice to the other party, unless this Agreement is modified or extended by the parties.

                  (b) Force Majeure. If operation of the TT&C Earth Station as contemplated by this Agreement is prevented by Force Majeure for more than 15 consecutive days, either party may terminate this Agreement at any time after the end of such 15-day period and while such Force Majeure prevents such operation, upon at least 30 days notice to the other party, unless this Agreement is modified or extended by the parties.

                  (c) Breach of Agreement. If either party commits a material breach of any of the provisions of this Agreement and such material breach has not been cured within thirty days after receipt by the breaching party of the other party's notice of such breach, then the non-breaching party may terminate this Agreement upon notice given to the breaching party at least ten and not more than sixty days after the expiration of such thirty-day period, unless this Agreement is modified or extended by the parties.

                  (d) Bankruptcy, etc. If an Act of Bankruptcy occurs with respect to either party, then the other party may terminate this Agreement upon notice given to the party which is subject to such Act of Bankruptcy at least ten and not more than 180 days after such Act of Bankruptcy, unless this Agreement is modified or extended by the parties.

         10.3. Payment of Charges. In the event of any termination of this Agreement for any reason whatsoever after the TT&C Acceptance Date, (i) each party shall promptly pay to the other party any Charges or other amounts which have accrued to the date of such termination and neither party shall be entitled to any refund or credit of any Charges theretofore paid by such party to the other party. In the event of any termination of this Agreement for any reason whatsoever before the TT&C Acceptance Date, neither party shall be entitled to receive any Charges after the date of such termination, whether or not such Charges may have accrued before the date of such termination, and neither party shall be entitled to any refund or credit for Charges previously paid.

         10.4. Certain Provisions Survive Termination. The provisions of Section 4.5, Article 9, Section 10.3, this Section 10.4, Articles 13 and 14, Section
15.1 and Article 19 shall survive any termination of this Agreement and shall not be affected thereby.

         10.5. Option to Purchase or Lease the Site and the TT&C Earth Station upon Termination. If Orion has purchased the Site and the TT&C Earth Station, Orion shall, upon termination of this Agreement, offer to sell the Site and the TT&C Earth Station back to DACOM at Fair Market Value (as defined below). If the Site is leased to Orion, Orion shall, upon termination of this Agreement, permit DACOM to acquire the remaining lease term and the TT&C Earth Station at Fair Market Value. For purposes of this Section 10.5, "Fair Market Value" means the fair market value of the Site and the TT&C Earth Station as determined by the agreement of Orion and DACOM, or absent such agreement, the value determined by the appraisal process described below. In the event Orion and DACOM are unable to agree on the Fair Market Value of the Site and/or the TT&C Earth Station for purposes of this Section 10.5, the issue shall be submitted to appraisal before a panel of three appraisers. Orion and DACOM shall each have 15 days to appoint one appraiser. The two appraisers appointed by the parties shall appoint the third appraiser. The panel of appraisers shall determine, by unanimous or majority decision, the Fair Market Value of the Site and/or the TT&C Earth Station. The decision of the appraisers as to Fair Market Value shall be final.

         10.6. Subsequent Modification or Expansion. If in the reasonable judgment of Orion changed conditions, technological developments or commercial opportunities make it desirable to modify or expand the TT&C Earth Station in the future, Orion shall give DACOM at least 60 days notice of Orion's determination to accomplish such modification or expansion. If such desired modification or expansion does not involve any significant capital expenditure, DACOM shall promptly carry out such requested modification or expansion. In all other cases, DACOM and Orion shall proceed with such modification or expansion upon the same basis as the original construction and equipping of the TT&C Earth Station, with the same responsibility of the parties for payment of Charges relating thereto.


                                   ARTICLE 11.

                                  FORCE MAJEURE
                                  -------------

         Any failure or delay in the performance by either party of its obligations hereunder shall not be a breach of this Agreement if such failure or delay is caused by any acts of God, fire, flood, weather, receive earth station sun outage or other catastrophes, national emergencies, insurrections, riots or wars, strikes, lockouts, work stoppages or other labor difficulties, or any law, order, regulation, direction, action or request of any government, or of any department, agency, commission, bureau, corporation or other instrumentality of any government, or of any civil or military authority; provided that (i) the party whose performance is prevented or delayed takes all reasonable steps to avoid or remove such causes of nonperformance and continues performance whenever and to the extent that such causes are removed or end. If Force Majeure is claimed by either party, such party shall provide prompt notice to the other party of both the commencement and cessation dates of such Force Majeure event. The occurrence of a Force Majeure shall not entitle either party to any refunds of Charges hereunder or to any other remedy whatsoever, except that both parties shall have the termination right provided in Section 10.2(b) with the consequences provided in Section 10.3.

                                   ARTICLE 12.

                             GOVERNMENTAL APPROVALS
                             ----------------------

         12.1. Korean Government Approvals. DACOM shall be responsible for obtaining all authorizations, licenses, permits, consents and other approvals or governmental actions, from or by the Government of Korea and any other
Governmental  Body  within  Korea  having  jurisdiction,  which are  required by
Section 2.2 or otherwise necessary or appropriate to enable DACOM and Orion to carry out their respective obligations under this Agreement, to obtain necessary financing for the transactions contemplated hereby and to transfer any funds required hereunder. Upon DACOM's request, and to the extent feasible, Orion shall assist DACOM in obtaining any such governmental actions. Upon the request of Orion, DACOM shall assist Orion in obtaining the support of any such Korean Governmental Body to assist in the coordination or consultation of the Satellite and the frequencies on which the transponders on the Satellite will operate, all in accordance with ITU regulations and the INTELSAT Treaty.

         12.2. United States Government Approvals. Orion shall be responsible for obtaining all authorizations, licenses, permits, consents and other approvals or governmental actions , from or by the Government of the United States and any other Governmental Body within the United States having jurisdiction, which are necessary or appropriate to enable Orion and DACOM to carry out their respective obligations under this Agreement. Upon Orion's request, and to the extent feasible, DACOM will assist Orion in obtaining any such governmental actions. Any consultation with INTELSAT regarding the operation of the Satellite will be the responsibility of Orion as Orion deems appropriate.


                                   ARTICLE 13.

                                      RISK
                                      ----

         13.1. Risk of Loss. All risk of damage, destruction or loss of the TT&C Earth Station shall be borne by Orion, and DACOM shall have no responsibility or liability therefor. Notwithstanding the foregoing, Orion shall have no liability, responsibility or obligation hereunder with respect to any damage to, or destruction or loss of, the Satellite or any transponder or other equipment on the Satellite resulting from any malfunction or failure of the Antenna or the TT&C Equipment, and DACOM's rights with respect to any such malfunction or failure shall be governed solely by the Transponder Agreement. No such damage, destruction, loss, malfunction or failure shall entitle either DACOM or Orion to any refunds of any Charges or any other remedies.

         13.2. Insurance. Each party shall be responsible for obtaining and maintaining such insurance as such party may choose, in such party's sole discretion, to cover such party's insurable interests in the TT&C Earth Station or the TT&C Equipment, and the proceeds of any such insurance shall be payable to the party obtaining and maintaining it and not to the other party. At the request of either party, the other party shall use reasonable efforts to assist the requesting party in obtaining any such insurance. In addition, DACOM shall maintain insurance coverage in the amount of Two Million United States Dollars (2,000,000 USD), or other sums as mutually agreed, with respect to loss or damage to the TT&C Earth Station, the Antenna or the TT&C Equipment caused by or resulting from the negligence of DACOM's employees or agents.

                                  ARTICLE 14.

                            INDEMNIFICATION; DAMAGES
                            ------------------------

         14.1. Indemnification. Each party shall indemnify and hold the other party, and such other party's shareholders, officers, directors, agents, employees and assigns, or any of them, whether acting through such other party or otherwise, harmless from and against any and all claims, liabilities, expenses, assessments, judgments and recoveries, including attorneys' fees, incurred by any of them and occasioned by, arising out of or resulting from any material misrepresentation, breach of warranty or covenant, or default or nonfulfillment of any terms and conditions, on the part of such indemnifying party under this Agreement.

         14.2. Consequential Damages. In no event shall either party be liable for any indirect, incidental or consequential damages, whether foreseeable or not, occasioned by any cause whatsoever; except that DACOM's indemnification of Orion pursuant to Section 14.1 shall cover damages suffered by Orion, including loss of rentals, purchase price, income or profits, arising out of any damage to or loss of the Satellite or any transponders or other equipment thereon or any interruption of the Satellite's ability to transmit programming pursuant to the various agreements between Orion and users of the Satellite or transponders or other equipment thereon.

         14.3. Procedure for Indemnification. In the event of a claim with respect to which a party is entitled to indemnification hereunder, such party ("Indemnified Party") shall notify the other party ("Indemnifying Party") in writing as soon as practicable, but in no event later than 15 days after receipt of such claim; provided that a delay in giving such notice shall not preclude the Indemnified Party from seeking indemnification hereunder if such delay has not materially prejudiced the Indemnifying Party's ability to defend such claim. The Indemnifying Party shall promptly defend such claim (by counsel of its own choosing and reasonably satisfactory to the Indemnified Party) and the Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense of such claim, including the settlement of the matter on the basis stipulated by the Indemnifying Party (with the Indemnifying Party being responsible for all costs and expenses of such settlement and the reasonable out-of-pocket expenses incurred by the Indemnified Party in cooperating with the Indemnifying Party), subject to the limitations on settlement described in subparagraphs (a) and (b) below. If a conflict of interest exists vis-a-vis the interests of the Indemnifying Party and the Indemnified Party, the Indemnified Party shall (i) be entitled to defend the claim, suit, or action or proceeding at the expense of, for the account of and at the risk of the Indemnifying Party;
(ii) engage counsel of its own choosing reasonably acceptable to the Indemnifying Party, and at the expense of, for the account of and at the risk of the Indemnifying Party; and (if the actions specified in clauses (i) and (ii) above are taken, then (iii) take reasonable steps to monitor and control the fees and costs of counsel so chosen; and (iv) keep the Indemnifying Party reasonably informed of the status of such defense, including without limitation any settlement proposals by the claimant. If the Indemnifying Party, within a reasonable time after notice of a claim, fails to defend the Indemnified Party, the Indemnified Party shall be entitled to undertake the defense, compromise or settlement of such claim at the expense of, for the account and at the risk of Indemnifying Party. Upon the assumption by the Indemnifying Party of the defense of such claim, the Indemnifying Party may settle or compromise such claim as it sees fit; provided, however, that anything in this Section 14.3 to the contrary notwithstanding:

                  (a) Consent. If there is a reasonable probability that a settlement or compromise of a claim may materially and adversely affect the Indemnified Party, the Indemnifying Party shall not so settle or compromise such claim without the consent of the Indemnified Party, which consent shall not be unreasonably withheld; and

                  (b) Counterclaim. If the facts giving rise to indemnification hereunder shall involve a possible claim by the Indemnified Party against a third party, the Indemnified Party shall have the right, at its own cost and expense, to undertake the prosecution, compromise, and settlement of such claim.

                                   ARTICLE 15.

                                 CONFIDENTIALITY
                                 ---------------

         15.1. Confidentiality. Each party shall treat as confidential all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the other party or destroy, at the request of the other party, all tangible embodiments, including all copies thereof, of the Confidential Information which are within the possession or control of such party. If either party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, such party shall notify the other party promptly of such request or requirement so that the other party may seek an appropriate protective order or waive compliance with the provisions of this Section 15.1. If, in the absence of such a protective order or waiver, either party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else be liable for contempt, such party may disclose such Confidential Information to such tribunal; provided, however, that the disclosing party shall use such party's best efforts to obtain, at the request and expense of the other party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the other party shall designate. For purposes of this Section 15.1, "Confidential Information" means any information concerning the Site or the TT&C Earth Station, the operations of the TT&C Earth Station, the Satellite and its components, the TT&C Equipment, or the business and affairs of DACOM or Orion or their respective Affiliates, that is not already generally available to the public. The parties recognize that Orion's filing of this Agreement, including the Exhibits hereto, with the United States Securities and Exchange Commission may be required by law. Such filing shall not be subject to or a violation of this Section 15.1.

         15.2. Confidentiality Agreements. At the request of Orion to DACOM at any time during the Term of this Agreement, DACOM shall cause any employee, agent, consultant or independent contractor of DACOM who may have access to Confidential Information to execute and deliver to Orion a confidentiality agreement in substantially the form of Exhibit G hereto, with such changes therein as Orion and DACOM may agree in light of changes in circumstances, technology and the like. If any such employee, agent, consultant or independent contractor refuses to execute and deliver such a confidentiality agreement, DACOM shall take such steps as may be necessary or appropriate, including denying such person access to the Site, so that such person will not have access to any Confidential Information.

                                   ARTICLE 16.

                                   ASSIGNMENT
                                   ----------

         16.1. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of DACOM and Orion and their respective successors and permitted assigns. Neither party may assign this Agreement or any of such party's rights, interests or obligations hereunder without the prior approval of the other party hereto, except as follows:

                  (a) Orion may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates or to a lender or other person providing financing to Orion or such Affiliate, and (ii) designate one or more of its Affiliates to perform its obligations hereunder; except that in any event Orion shall remain responsible for the performance, by itself or its assignee, of all of its obligations hereunder; and

                  (b) Orion may assign and convey to any other person any or all of its title to or rights and interests in the TT&C Equipment, or impose a Lien on any or all of the TT&C Equipment, so long as the assignee agrees that the TT&C Equipment shall remain at the Site and be subject to use by DACOM in accordance with this Agreement.

         16.2. Change of Control. In the event of any merger or sale of stock or assets of DACOM resulting in a change of control of DACOM, DACOM will provide assurance that the quality of service at the TT&C Station will be maintained.


                                   ARTICLE 17.

                     REPRESENTATIONS AND WARRANTIES OF ORION
                     ---------------------------------------

         17.1. Representations and Warranties. Orion represents and warrants to DACOM as follows:

                  (a) Incorporation, Power, etc. Orion is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, U.S.A., with all necessary corporate power to own and lease its properties and to carry on its business as and where such properties are now owned or leased and such business is now being carried on;

                  (b) Due Authorization of Agreement; No Conflict With Other Instruments. Orion has full power and authority and has taken all necessary action to execute, deliver and consummate this Agreement and to perform all the terms and conditions hereof to be performed by Orion. This Agreement is a valid and binding obligation of Orion enforceable against Orion in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies. The execution and delivery by Orion of this Agreement, the consummation by Orion of the transactions which this Agreement contemplates will be consummated by Orion, and Orion's fulfillment of and compliance with the terms and provisions hereof applicable to Orion, do not and will not (i) violate any law applicable to Orion, or (ii) conflict with, result in a breach of or constitute a default under Orion's articles of incorporation or bylaws.

         17.2. Exclusion of Warranties. ORION MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WHATSOEVER, WHETHER EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE TT&C EQUIPMENT, THE ANTENNA OR THE TT&C EARTH STATION, OR AS TO THEIR SUITABILITY FOR THEIR INTENDED USE. ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. DACOM ACKNOWLEDGES THAT ORION MAKES NO WARRANTY OF ANY KIND, AND IN PARTICULAR THAT THERE IS NO IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE ASSOCIATED WITH THE TT&C EQUIPMENT, THE ANTENNA OR THE TT&C EARTH STATION.

                                   ARTICLE 18.

                     REPRESENTATIONS AND WARRANTIES OF DACOM
                     ---------------------------------------

         DACOM represents and warrants to Orion as follows:

         18.1. Incorporation, Power, etc. DACOM is a corporation duly organized, validly existing and in good standing under the laws of Korea, with all necessary corporate power to own and lease its properties and to carry on its business as and where such properties are now owned or leased and such business is now being carried on.

         18.2. Due Authorization of Agreement; No Conflict With Other Instruments. DACOM has full power and authority and has taken all necessary action to execute, deliver and consummate this Agreement and to perform all the terms and conditions hereof to be performed by DACOM. This Agreement is a valid and binding obligation of DACOM enforceable against DACOM in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies. The execution and delivery by DACOM of this Agreement, the consummation by DACOM of the transactions which this Agreement contemplates will be consummated by DACOM, and DACOM's fulfillment of and compliance with the terms and provisions hereof applicable to DACOM, do not and will not (i) violate any law applicable to DACOM, or (ii) conflict with, result in a breach of or constitute a default under the instruments and documents under which DACOM is organized and by which DACOM is governed.

         18.3. Government Regulation. The terms and conditions of this Agreement, including the payments provided for herein, are not subject to regulation or review by or consent from any Governmental Body in Korea to which DACOM is subject. No such Governmental Body can require the amendment, modification or supplementation of this Agreement without the prior written consent of Orion.


         18.4. Exclusion of Warranties. DACOM MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WHATSOEVER, WHETHER EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE TT&C EQUIPMENT, THE ANTENNA OR THE TT&C EARTH STATION, OR AS TO THEIR SUITABILITY FOR THEIR INTENDED USE. ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. ORION ACKNOWLEDGES THAT DACOM MAKES NO WARRANTY OF ANY KIND, AND IN PARTICULAR THAT THERE IS NO IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE ASSOCIATED WITH THE TT&C EQUIPMENT, THE ANTENNA OR THE TT&C EARTH STATION.

                                   ARTICLE 19.

                                  MISCELLANEOUS
                                  -------------

         19.1. Further Assurances. DACOM and Orion shall take all appropriate action and execute all documents, instruments or conveyances of any kind which may be necessary or advisable to carry out any of the provisions hereof and to consummate the transactions contemplated hereby

         19.2. Taxes and Expenses. Each party hereto shall bear all taxes and expenses incurred by such party in connection with the negotiation, preparation, execution and performance of this Agreement, except as otherwise provided in Sections 4.2, 9.1(d), 9.2 and Article 12.

         19.3. Press Releases and Public Announcements. Except as otherwise required by law or by applicable rules of any securities exchange or association of securities dealers, neither party shall issue any press release, make any public announcement or otherwise disclose any information for the purpose of publication by any print, broadcast or other public media, relating to the transactions contemplated by this Agreement, without the prior approval of the other party.

         19.4. Notices. All notices, demands, claims, requests, undertakings, consents, opinions and other communications which may or are required to be given hereunder or with respect hereto shall be in writing, and in the English language, shall be given either by personal delivery or by established international courier, charges prepaid, or by facsimile transmission, and shall be deemed to have been given or made when personally delivered, when delivered to the courier company, charges prepaid, and when transmitted by facsimile, addressed to the respective parties as follows:

                  (a)      If to Orion:

                           Orion Asia Pacific Corp.
                           2440 Research Boulevard
                           Rockville, Maryland 20850
                           Attention:  Corporate Secretary
                           Fax:  301-258-3360

                           With a copy to:

                           Orion Asia Pacific Corp.
                           2440 Research Boulevard
                           Rockville, Maryland 20850
                           Attention:  Vice President, Engineering
                           Fax:  301-258-3319

                           With copy to:

                           Reed Smith Shaw & McClay
                           1301 K Street, N.W.
                           Washington, D.C. 20005
                           Attention:  Benjamin J. Griffin, Esq.
                           Fax:  202-414-9299
or to such other address as Orion may from time to time designate by notice to DACOM with respect to future notices, demands and other communications to Orion; or

                  (b)      If to DACOM:

                           DACOM Corp.
                           DACOM Building 65-228
                           3-GA, Hangang-Ro, Yongsan-Ku
                           Seoul, Korea
                           Attention:  Youn Woo Lee
                           Head of Satellite Communications Business Team
                           Fax:  82-2-220-0761

                           With copy to:

                           Bae, Kim & Lee
                           Shin-A Bldg, 39-1 Seosomun-Dong
                           Chung-Ku, Seoul, 100-752
                           Korea
                           Attention:  Suk Jin Chon, Esq.
                           Fax:  82-2-755-7676

or to such other address as DACOM may from time to time designate by notice to Orion with respect to future notices, demands and other communications to DACOM.

         19.5. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties to this Agreement and their respective successors and permitted assigns, and shall not create the relationship of principal and agent, partnership or joint venture or any fiduciary relationship between DACOM and Orion.

         19.6.    Governing Law; Arbitration.

                  (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, U.S.A., without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                  (b) Arbitration. All disputes, controversies or differences which may arise between the Parties, out of, or in relation to, or in connection with this Agreement, or for the breach thereof, shall be finally settled by arbitration in Vancouver, Canada, in accordance with the rules of the International Chamber of Commerce. The award rendered by the three arbitrators shall be final and binding upon both Parties concerned.

         19.7. Amendments and Waivers. No amendment of any provision of this Agreement, and no postponement or waiver of any such provision or of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless such amendment, postponement or waiver is in writing and signed by or on behalf of Orion and DACOM. No such amendment, postponement or waiver shall be deemed to extend to any prior or subsequent matter, whether or not similar to the subject-matter of such amendment, postponement or waiver. No failure or delay on the part of Orion or DACOM in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         19.8.    Matters of Construction, Interpretation and the Like.

                  (a) Construction. Orion and DACOM have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by both parties and no presumption or burden of proof shall arise favoring or disfavoring either party because of the authorship of any of the provisions of this Agreement. Any reference to any law shall be deemed also to refer to all rules, regulations, orders or decrees promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Each representation, warranty and covenant contained herein shall have independent significance. If either party breaches in any respect any representation, warranty, covenant or other obligation contained herein or created hereby, the fact that there exists another representation, warranty covenant or obligation relating to the same subject matter (regardless of the relative levels of specificity) which has not been breached shall not detract from or mitigate the consequences of such breach. The rights and remedies expressly specified in this Agreement are cumulative and are not exclusive of any rights or remedies which any party would otherwise have. The Exhibits specified in this Agreement are incorporated herein by reference and made a part hereof. The article and section headings hereof are for convenience only and shall not affect the meaning or interpretation of this Agreement. All representations and warranties in this Agreement shall survive for the duration of the Term. The English language version of this Agreement is controlling.

                  (b) Severability. The invalidity or unenforceability of one or more of the provisions of this Agreement in any situation in any jurisdiction shall not affect the validity or enforceability of any other provision hereof or the validity or enforceability of the offending provision in any other situation or jurisdiction.

                  (c) Entire Agreement; Counterparts. This Agreement (and the other documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.


                                   ARTICLE 20.

                                   DEFINITIONS
                                   -----------

         As used in this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:

                  "Act of Bankruptcy" means the institution of any proceeding by one of the parties or by a third person seeking to have such party declared or found to be insolvent or seeking dissolution, liquidation, reorganization or similar relief with respect to such party or such party's assets, or seeking appointment of a receiver, a trustee or other custodian for such party or such party's assets, or the voluntary cessation or suspension of the business of such party, or any similar relief or event, under any law relating to bankruptcy, insolvency or protection of creditors, unless such party contests such proceeding and such proceeding is dismissed within 30 days.

                  "Affiliate," with respect to either party, means any entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such party.

                  "Agreement" means this Agreement as originally executed and delivered or, if amended or supplemented, as so amended or supplemented.

                  "Antenna" means the antenna to be purchased, constructed and installed by DACOM pursuant to Section 3.2, and for purposes of this Agreement shall include HPA's, LNAs, switch gear, IFL's and up and down converters to the IF Patch Panel.

                  "Antenna Acceptance Date" has the meaning set forth in Section 5.2.

                  "Charge" means the various amounts payable pursuant to Section 9.1.

                  "Confidential  Information"  has  the  meaning  set  forth  in
Section 15.1.

                  "Construction   Specifications"   means   the   specifications
referred to in Section 3.1 and attached hereto as Exhibit B.

                  "CSM Operations" means the operation of communications system monitoring equipment.

                  "DACOM" means DACOM Corp., a Korean corporation.

                  "Fair Market Value" has the meaning set forth in Section 10.5.

                  "Force Majeure" means one or more of the events or causes referred to in Article 11.

                  "Governmental Body" means any national, state, provincial county, city, municipal, regional or local organ of government, including all courts, boards and agencies of any thereof.

                  "Joint  Investment   Agreement"  means  the  Joint  Investment
Agreement of even date herewith between Orion and DACOM.

                  "Korea" means the Republic of Korea.

                  "Law," whether or not capitalized, means statutes, rules, regulations, codes, plans, injunctions, judgments, orders, decrees and rulings of any Governmental Body.

                  "Lien" means any encumbrance, including any mortgage, deed of trust, pledge, hypothecation, assignment, statutory or other lien, security interest or other security arrangement, conditional sale, title retention agreement, financing lease and the filing of any financing statement or similar instrument under the Uniform Commercial Code of any state in the United States or comparable law of any other jurisdiction.

                 "Orion" means Orion Asia Pacific Corp., a Delaware corporation.

                  "Orion 3" has the meaning set forth in the recitals hereto.

                  "Permitted Liens" means (i) Liens and charges for then current taxes, levies or assessments not then due and payable or which remain payable without interest or penalty, (ii) easements, rights of way, title exceptions and reservations, restrictions, zoning ordinances and other encumbrances which do not adversely affect the use of the properties subject thereto for the purpose contemplated by this Agreement, (iii) obligations and duties of DACOM, not interfering with the use of the properties subject thereto for the purpose contemplated by this Agreement, and (iv) such other Liens as Orion may approve in Orion's sole discretion.

                  "Person," whether or not capitalized, means an individual, corporation, partnership, limited liability company or partnership, unincorporated organization, voluntary association, joint stock company, trust, joint venture or Governmental Body.

                  "Satellite" means Orion 3 and any Replacement Satellite or Successor Satellite, as those terms are defined in the Transponder Agreement.

                  "TT&C Earth Station" means the facilities to be constructed and operated on the Site pursuant to this Agreement.

                  "Site" means the location for the TT&C Earth Station selected as provided in Section 2.1.


                  "Joint Investment Agreement" means the Joint Investment Agreement dated as of November 11, 1996 between DACOM and Orion, as originally executed and delivered or, if amended or supplemented, as so amended or supplemented.


                  "Term" means the period of time during which this Agreement is in effect as provided in Section 10.1.

                  "TT&C" has the meaning set forth in Section 1.1.

                  "TT&C  Acceptance  Date" has the  meaning set forth in Section
5.3.

                  "TT&C Equipment" has the meaning set forth in Section 4.1.


                  WITNESS the due execution hereof as of the day and year first above written.


ORION ASIA PACIFIC CORP.                      DACOM CORP.



By:                                           By:
     ---------------------------------             --------------------------------
     W. Neil Bauer                                  Kwak, Chi-Young
     Chief Executive Officer                        Senior Executive Vice President


Date:                                         Date:

     ---------------------------------             ---------------------------

                                      -23-

                                    EXHIBIT A




                                              Confidential Treatment has been
                                              requested for this entire exhibit.


                            FUNCTIONS TO BE PERFORMED

                            BY THE TT&C EARTH STATION

                                    EXHIBIT B




                                              Confidential Treatment has been
                                              requested for this entire exhibit.



                           CONSTRUCTION SPECIFICATIONS

                           FOR THE TT&C EARTH STATION

                                   EXHIBIT C1





                                              Confidential Treatment has been
                                              requested for this entire exhibit.



                             ANTENNA SPECIFICATIONS

                                   EXHIBIT C2





                                               Confidential Treatment has been
                                              requested for this entire exhibit.




                  RF/IF REQUIREMENTS INCLUDING TEST TRANSLATOR

                                    EXHIBIT D




                                              Confidential Treatment has been
                                              requested for this entire exhibit.



                                 TT&C EQUIPMENT

                                    EXHIBIT E




                                              Confidential Treatment has been
                                              requested for this entire exhibit.



                                     TESTING

                                    EXHIBIT F




                                              Confidential Treatment has been
                                              requested for this entire exhibit.



                           INITIAL JOB SPECIFICATIONS,

                               NUMBER OF PERSONNEL

                               AND QUALIFICATIONS

                                    EXHIBIT G

                        FORM OF CONFIDENTIALITY AGREEMENT

                            NON-DISCLOSURE AGREEMENT



      This Agreement is between Orion Network systems, inc., Orion satellite Corporation and OrionNet Inc., each Delaware Corporations, hereinafter collectively referred to as "ONS", and _________________________________, hereinafter referred to as "Recipient". Recipient will provide certain services to Orion Network Systems, Inc., or one of its subsidiaries, i.e., Orion Satellite Corporation, OrionNet Inc., and Orion Asia Pacific Corp. As a result, Recipient will receive and have access to certain information which is confidential and proprietary to ONS. ONS desires to protect all its proprietary and confidential information and, toward that end, Recipient hereby agrees and represents as follows:

      1. Proprietary and Confidential Information: Recipient agrees that any information which is provided by ONS is subject to the terms of this Agreement. Recipient agrees that all information which he receives from ONS shall be deemed confidential, proprietary and secret whether or not any such information received is in tangible form or is clearly marked as confidential or proprietary or whether Recipient is expressly informed that such information is confidential and proprietary. Information which is received orally shall also be deemed confidential or proprietary.

      2. Nondisclosure to Third Parties: The Recipient shall treat such information received from ONS as the proprietary and confidential information of ONS and shall not disclose said Information to any other person except as specifically authorized in writing by ONS, and shall safeguard such Information as he would his own proprietary and confidential information. The Recipient shall immediately notify the disclosing party of any subpoena, court order, administrative order, discovery request, or other event that could compel the recipient to disclose such Information. The Recipient shall cooperate with ONS in its efforts to protect the Information from disclosure.


      3. Ownership and Use of Information: All written or oral data received by Recipient from ONS for purposes of performing his consulting services shall be and remain the property of ONS. Recipient shall not make copies of any tangible data or printed information except upon specific written permission from ONS. Any tangible data or printed information, and any copies thereof, shall be promptly destroyed or returned immediately to ONS upon the request of ONS. The Recipient shall not use the information received from ONS for any purpose except to perform the specific consulting services requested.

      4. Term of Agreement: The obligations under this Agreement shall continue and survive the completion of the aforesaid consulting services and shall remain binding for a period of five (5) years from the date of execution of this Agreement.


      5. Employee Access and Control of Information: The Recipient shall maintain a list of the names of its employees or associates who have access to the information and shall furnish such list to ONS upon request. Each such employee or associate shall be deemed a Recipient and shall execute this Non-Disclosure Agreement prior to receiving such information.


      6. Unauthorized Access to Information: If the Recipient has reason to believe any information under his control and provided to him by ONS has been accessed by unauthorized individuals, he shall immediately report the incident fully to ONS.


      7. Exceptions: The obligations contained herein shall not apply to: (a) Information not public which hereafter is disclosed publicly without a breach of this Agreement; (b) Information known to the recipient prior to the time of disclosure by the disclosing party or independently developed by employees of the recipient without access to the Information; or (c) Information disclosed in good faith to the recipient by a third person legally entitled to disclose it.


      8. Miscellaneous: The obligations of the parties shall be binding on and inure to the benefit of their respective heirs, successors, and assigns. This Agreement may be amended or modified only by a subsequent agreement in writing. This Agreement does not obligate either party to disclose any information to the other or enter into any other agreement or arrangement. The parties' obligations under this Agreement shall survive the termination of their association regardless of the manner of such termination. This Agreement shall be governed by the laws of the State of Maryland.

I  agree  to  the  foregoing   terms  and   conditions   this  ________  day  of
________________, 1996.



Orion Network Systems, Inc.                            _________________________
                                                            Recipient



__________________________                             _________________________
Signature                                              Signature



__________________________                             _________________________
Print Name                                             Print Name



__________________________                             _________________________
Title                                                  Title

                                    EXHIBIT H




                                              Confidential Treatment has been
                                              requested for this entire exhibit.



                              CONSTRUCTION CHARGES